Exhibit 3.147

Delaware	PAGE 1

The first State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RETIREMENT OF “THE AMERICAN BOTTLING COMPANY”, FILED IN THIS OFFICE ON THE THIRD DAY OF JANUARY, A.D. 2006, AT 4:33 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State
880629 8100 070006734	AUTHENTICATION: 5324863 DATE: 01-03-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:33 PM 01/03/2007
FILED 04:33 PM 01/03/2007
SRV 070006734 — 2880629 FILE
CERTIFICATE OF RETIREMENT
OF SHARES OF COMMON STOCK
OF
THE AMERICAN BOTTLING COMPANY
Pursuant to Section 243(b) of the General Corporation Law
of the State of Delaware
     THE AMERICAN BOTTLING COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
     1. The Board of Directors of the Corporation has adopted resolutions providing for the repurchase, retirement and cancellation of 5 shares (the “Shares”) of common stock, par value $.01 per share, of the Corporation (the “Common Stock”), which were, prior to such repurchase, retirement and cancellation, issued and outstanding shares of Common Stock.
     2. The Shares have been repurchased, retired and canceled.
     3. The Certificate of Incorporation of the Corporation (as the same has been amended, the “Certificate of Incorporation”), prohibits the reissuance of shares of Common Stock which are otherwise repurchased by the Corporation, and requires that upon any repurchase of shares of Common Stock by the Corporation the shares of Common Stock so repurchased be immediately retired and canceled and eliminated from the authorized shares of Common Stock the Corporation has authority to issue.
     4. Pursuant to the provisions of Section 243(b) of the General Corporation Law of the State of Delaware, upon the effective time of this Certificate of Retirement, the Certificate of Incorporation shall be amended so as to reduce the authorized number of shares of Common Stock which the Corporation has authority to issue by 5.
     5. The authorized number of shares of Common Stock which shall remain is 9,995.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Retirement to be executed this 2nd day of January 2007.

THE AMERICAN BOTTLING COMPANY

By:	/s/ James L. Baldwin

Name:	James L. Baldwin
Title:	Executive Vice President